UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2010

REAL ESTATE ASSOCIATES LIMITED IV

 (Exact name of Registrant as specified in its charter)

California	0-12439	95-3718731
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

Real Estate Associates Limited IV, a California limited partnership (the “Registrant”), holds a 95% limited partnership interest in Green Ko Enterprises Limited Partnership, a Wisconsin limited partnership (“Green Ko”). Green Ko owned Village of Albany, a 12-unit investment property located in Albany, Wisconsin (the “Property”).  In October 2009, the mortgage lender for the Property filed an action against Green Ko for alleged defaults under the loan encumbering the Property.  On May 4, 2010, a foreclosure sale of the Property was held and a third party submitted the successful bid in the amount of approximately $197,000.  The Registrant received no proceeds from the foreclosure sale of the Property.  The Registrant had no investment balance in Green Ko at December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED IV

By: National Partnership Investments Corp.
Corporate General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date: May 10, 2010